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                                                                     EXHIBIT 4.7



                                    MORTGAGE,
                   COLLATERAL ASSIGNMENT OF LEASES AND RENTS,
                             SECURITY AGREEMENT, AND
                                 FIXTURE FILING

         THIS MORTGAGE, COLLATERAL ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (hereinafter referred to as this "Mortgage") is made and entered into as of this ___ day of ____________, 2006, by ____________________________, a ______________ organized under the laws of the
State of _______________, as grantor or mortgagor (hereinafter referred to as "Mortgagor"), Mortgagor having its principal place of business at _____________________, in favor of BACK BAY CAPITAL FUNDING, LLC, a Delaware limited liability company, as grantee or mortgagee, as collateral agent, (in such capacity, the "Collateral Agent") for the benefit of the Secured Parties (hereinafter, Back Bay Capital Funding, LLC in its capacity as mortgagee for the benefit of the Secured Parties is referred to as "Mortgagee"), Mortgagee having an office at 40 Broad Street, Boston, Massachusetts 02109.

         Each capitalized term used herein but not defined herein shall have the meaning assigned to such term in the Credit Agreement (as defined herein). As used herein, Secured Parties shall have the meaning assigned to such term in the Security Agreement dated of even date herewith by and among the Mortgagor, and certain Affiliates of the Mortgagor and the Collateral Agent.

         IT IS INTENDED BY MORTGAGOR AND MORTGAGEE THAT THIS MORTGAGE BE EFFECTIVE AS A FINANCING STATEMENT FILED WITH THE REAL ESTATE RECORDS AS A FIXTURE FILING.

                             W I T N E S S E T H:

          A. Reference is made to that certain Credit Agreement dated as of even date herewith (as the same may be amended, modified, supplemented or restated hereafter, the "Credit Agreement"), by and among Marsh Supermarkets, LLC, the Mortgagor and certain Affiliates of the Mortgagor (singly, a "Borrower", and collectively, the "Borrowers"); the financial institutions from time to time party thereto as lenders (collectively, the "Lenders"); Back Bay Capital Funding, LLC, as administrative agent (in such capacity, the "Administrative Agent"), and Mortgagee.

          B. Pursuant to the Credit Agreement, each of the Lenders has agreed to lend to the Borrowers on a term basis, a term loan in the aggregate principal amount of up to $25,000,000 (the "Term Loan") on the terms and subject to the conditions specified in the Credit Agreement. The Obligations under the Credit Agreement are due and payable in full on January 6, 2008.

          C. The obligations of the Lenders to make the Term Loan are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage, to




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secure the due and punctual payment and performance of the following described indebtedness and obligations: (a) all Obligations; and (b) any and all additional advances made by any Secured Party, to the extent made consistent with the terms hereof, to protect or preserve the Mortgaged Property or the security interest created hereby on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Mortgagor's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Mortgagor remains the owner of the Mortgaged Property at the time of such advances) (hereinafter (a) and (b) shall collectively be referred to as the "Secured Obligations").

          D. Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage in favor of the Mortgagee, for the ratable benefit of the Secured Parties to create a security interest in the Mortgaged Property (as defined herein) to secure the performance and payment by the Mortgagor of the Secured Obligations. The Credit Agreement also requires the granting by the Mortgagor and other Loan Parties of other mortgages (the "Other Mortgages") that create security interests in certain mortgaged properties other than the Property to secure the performance of the Secured Obligations.

          E. Although the Mortgagor is obligated to the Secured Parties for the full amount of the Secured Obligations, the Mortgagee agrees that the Secured Obligations of the Mortgagor to the Secured Parties secured by this Mortgage and all the Other Mortgages on Real Estate shall be limited to the outstanding balance of the Secured Obligations in an amount not to exceed $50,000,000.00 and all future modifications, extensions and renewals of any indebtedness or obligations secured by this Mortgage.

                                GRANTING CLAUSE:

          NOW THEREFORE, IN CONSIDERATION OF TEN AND NO/100 DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, including the extensions of credit and other financial accommodations made available to Borrowers, the receipt and sufficiency whereof are hereby acknowledged by Mortgagor, and in order to secure the Secured Obligations, Mortgagor does hereby MORTGAGE AND WARRANT unto the Mortgagee, for the ratable benefit of the Secured Parties, and their respective successors and assigns, all of the following described property (hereinafter those items of property described in subparagraphs
     (a), (b) and (c), below, collectively referred to as the "Property", and together with the property described in subparagraphs (d), (e) and (f), collectively, the "Mortgaged Property") and CONVEYS and WARRANTS to Mortgagee a security interest in and lien upon the following property, to-wit:

          (a) All those certain tracts or parcels of land described in Exhibit A attached hereto and by this reference made a part hereof, together with all right, title and interest of Mortgagor, including any after-acquired title or reversion, in and to the rights-of-ways, streets, and alleys adjacent thereto, and all easements, rights-of-way, licenses, operating agreements, strips and gores of land, vaults, streets, ways, alleys, passages, sewers, sewer rights, waters, water courses, water rights and powers, oil, gas and other minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on such land or under or above same, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating to or appertaining to said tracts or parcels of land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor and the reversion and reversions, remainder and remainders, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Mortgagor of, in and to the same (hereinafter referred to as the "Owned Land"); and

          (b) All of the Mortgagor's right, title and interest in and to each leasehold estate created pursuant to the ground lease or ground leases more particularly described in Exhibit B hereto (such ground lease or ground leases, as amended, supplemented, or otherwise modified from time to time, individually, a "Ground Lease" and, collectively, the "Ground Leases") and affecting the land more particularly described in Exhibit C hereto (the "Leased Land", together with the Owned Land, the "Land"), including, without limitation, all rights of the Mortgagor under each Ground Lease; and

          (c) All buildings, structures, parking areas, landscaping, fixtures, and other improvements of every nature now or hereafter situated, erected or placed on the Land (hereinafter referred to as the "Improvements"); and

          (d) All present and future leases, tenancies, occupancies and licenses, whether written or oral ("Property Leases") of the Land, and the Improvements, or any combination or part thereof, and all income, rents, issues, royalties, profits, revenues, security deposits and other benefits of the Land, and the Improvements, from time to time accruing, all payments under Property Leases, and all payments on account of oil and gas and other mineral Property Leases, working interests, production payments, royalties, overriding royalties, rents, delay rents, operating interests, participating interests and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Mortgagor of, in and to the same (hereinafter referred to as the "Revenues"); and

          (e) To the extent assignable, all the right, title and interest of Mortgagor in and to all construction contracts, subcontracts, architectural agreements, labor, material and payment bonds, guaranties and warranties, and plans and specifications relating to the construction of Improvements on the Land, whether now or hereafter existing, including, without limitation (i) any architectural or engineering agreement entered into with respect to the design of said Improvements and other architectural or engineering services, (ii) the plans and specifications for the construction of said Improvements prepared by the architect, and (iii) any contractor's agreement entered into with respect to construction of Improvements on the Land (hereinafter collectively referred to as the "Contracts"); and

          (f) All insurance proceeds and all other proceeds (including all Proceeds as defined in the UCC), products, substitutions and accessions of the foregoing of every type.

     TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Mortgagee for the ratable benefit of the Secured Parties and the successors and assigns of Mortgagee, (i) in fee simple forever as to the Owned Land and (ii) good marketable leasehold title as to the Leased Land; and Mortgagor covenants that Mortgagor is lawfully seized and possessed of the Property and (i) holds marketable fee simple absolute title to Owned Property, and (ii) holds marketable leasehold title to the Leased Land, and in each instance has good right to convey the Property and that the conveyances in this Mortgage are subject to only to those matters which are reflected on Schedule B to the Title Insurance Policy delivered to the Mortgagee by the Mortgagor (hereinafter, referred to as the "Permitted Liens"). Except for the Permitted Liens, Mortgagor does warrant and will forever defend the title to the Mortgaged Property against the claims of all persons whomsoever.

     The lien and security interest on and in the Mortgaged Property conveyed and granted to Mortgagee pursuant to this Mortgage is given to secure the payment and performance of the Secured Obligations, the payment of present and future indebtedness from Lenders to Mortgagee, and the performance of the covenants and agreements herein contained. Interest shall accrue on the Secured Obligations at a variable rate as provided in the Credit Agreement.

     To further secure Mortgagor's payment and performance of the Secured Obligations, Mortgagor hereby grants to Mortgagee a security interest in the Mortgaged Property located on or at the Land and in all products and proceeds thereof and all replacements, modifications, additions, improvements, accessions, betterments, substitutions, annexations, accessories, parts and the like, now in, attached to, or which may hereafter at anytime be placed in or added to any of the Mortgaged Property located on or at the Land, including, without limitation, any and all property of similar type or kind hereafter located on or at the Land for the purpose of securing all obligations of Mortgagor contained in any of the Loan Documents.

     This Mortgage is intended to constitute: (i) a "security agreement," "financing statement," and "fixture filing" (with respect to goods which are or are to become fixtures with respect to the Land) as those terms are used for the purposes of the Uniform Commercial Code in effect from time to time in the State of Indiana (the "UCC"); and (ii) a notice of assignment of rents and profits under Indiana Code 32-21-4-2. This Mortgage is also intended to operate and be construed as an absolute present assignment of the rents, issues and profits of the Property, Mortgagor hereby agreeing that Mortgagee is entitled to receive the rents, issues and profits of the Property prior to an Event of Default and without entering upon or taking possession of the Property.

     Mortgagor hereby further covenants and agrees with Mortgagee as follows:

     1. Payment and Performance of Secured Obligations.

     Mortgagor shall promptly pay the Secured Obligations when due, and fully and promptly perform all of the provisions, agreements, covenants and obligations of the Mortgagor, subject to all applicable grace and cure periods.

     2. Impositions, Liens and Charges.

          Mortgagor shall pay all the yearly water and sewer bills, real estate taxes, ad valorem taxes, personal property taxes, assessments, betterments, common area maintenance charges, all governmental charges of every name and restriction which may be levied on the Property as well as the yearly premium installments for the insurance covering the Property as required pursuant to Paragraph 3 hereof (hereinafter collectively referred to as the "Impositions") and other charges, if any, attributable to the Property, subject to the Mortgagor's right to contest, provided such contest complies with terms of Section 5.05 of the Credit Agreement. Mortgagor shall promptly furnish to Agents all bills and notices of amounts due under this Paragraph 2, and, Mortgagor shall furnish to Agents evidence of such payments at least five (5) days prior to the dates on which such payments are delinquent for taxes. Mortgagor shall promptly discharge (by bonding, payment or otherwise) any Lien filed against the Property (other than Permitted Liens).

     3. Property and Other Insurance. (a) The Mortgagor shall (i) maintain or shall cause to be maintained insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent (or a program of self-insurance reasonably acceptable to Agents) on the Property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it; (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

              (b) Fire and extended coverage policies maintained with respect to any Property shall be endorsed or otherwise amended to include (i) a non-contributing mortgagee clause (regarding the Improvements), in form and substance reasonably satisfactory to the Agents, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Mortgagor under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Mortgagor, Secured Parties nor any other Person shall be a co-insurer, and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Secured Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Mortgagor under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Mortgagor, Secured Parties or any other Person shall be a co-insurer, and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Secured Parties. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums), or (ii) for any other reason except upon not less than thirty (30) days' prior written notice thereof by the insurer to the Administrative Agent. The Mortgagor shall deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

              (c) In the event that the Mortgagor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, either of the Agents may, without waiving or releasing any obligation or liability of the Mortgagor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect to as such Person deems advisable in such Person's reasonable discretion. All sums disbursed by either of the Agents in connection with this Paragraph 3(c), including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Mortgagor to such Person and shall be additional Secured Obligations secured hereby.

              (d) In the event of any loss or damage to the Property, the Mortgagor shall give prompt written notice to the insurance carrier and to the Agents. Prior to the occurrence of any Event of Default Mortgagor shall have the right to make proof of such loss, to adjust and compromise any claim under insurance policies, and to appear in and prosecute any action arising from such insurance policies, provided that no settlement thereof shall be made without the prior consent of Agents. Mortgagor hereby irrevocably makes, constitutes and appoints each Agent (and all officers, employees or agents designated by each Agent) as Mortgagor's true and lawful agent and attorney-in-fact, exercisable after the occurrence and during the continuance of an Event of Default, to make proof of such loss, to adjust and compromise any claim under insurance policies, and to appear in and prosecute any action arising from such insurance policies. Upon the occurrence of an Event of Default, Administrative Agent is authorized to collect and receive insurance proceeds, and to deduct therefrom Administrative Agent's expenses incurred in the collection of such proceeds. Mortgagor further authorizes Administrative Agent, at Administrative Agent's option, whether or not an Event of Default has occurred, to apply the balance of such proceeds to the

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     payment of the Secured Obligations in accordance with the terms of the
     Credit Agreement.

     4. Preservation and Maintenance. Mortgagor (a) shall not permit or commit waste, impairment, or deterioration of the Property or abandon the Property, (b) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property in the event of any damage, injury or loss thereto, to the equivalent of its condition prior to such damage, injury or loss, or such other condition as Agents may approve in writing, (c) shall keep the Property, including the Improvements, in good order, repair and tenantable condition and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good order, repair, and tenantable condition, and (d) shall comply with all laws, ordinances, regulations and requirements of any governmental body, as well as any reciprocal easement agreements or covenants of record, applicable to the Property, subject to the Mortgagor's right to contest, provided such contest complies with terms of Section 5.05 of the Credit Agreement. Mortgagor covenants and agrees to give Administrative Agent prompt notice of any non-compliance with such laws, ordinances, regulations or requirements and of any notice of non-compliance therewith which it receives or any threatened or pending proceedings in respect thereto or with respect to the Property. Neither Mortgagor nor any tenant or other person shall remove, demolish or alter any Improvements now existing or hereafter erected on the Property, without the prior consent of Agents, not to be unreasonably withheld, except to the extent the same would impair the structural integrity or value of the Property.

     5. Transfers. Except as otherwise provided in the Credit Agreement, Mortgagor will not, directly or indirectly, without the prior written consent of Agents in each instance: (a) sell, convey, assign, transfer, option, mortgage, pledge, hypothecate or dispose of the Mortgaged Property, or any part thereof or interest therein; or (b) create or suffer to be created or to exist any Lien, restriction, or attachment of any kind upon the Mortgaged Property, or any part thereof or interest therein other than the Permitted Liens.

     6. Hazardous Materials Warranties and Indemnification.

     (a) Environmental Representations and Warranties of Mortgagor. In addition to the representations and warranties made in Credit Agreement, Mortgagor represents and warrants to each Secured Party as follows:

          (i) There are no existing or closed underground storage tanks ("USTs") on the Property (i) from which Hazardous Materials have been released or leaked to the environment, or (ii) that are not in compliance with all federal, state, and local laws and regulations covering the installation, operation, maintenance and abandonment of USTs.

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          (ii) None of the following will hereafter be brought on or constitute a part of the Property: friable asbestos or friable asbestos-containing material; urea formaldehyde insulation; transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls; or leaded paint, except as may be brought on the Property in accordance with law or for use or sale in connection with the current use of the Property.

          (iii) There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on the Property except as have been disclosed to relevant Governmental Authorities and as have been regulated, operated, monitored, assessed and (as necessary) remediated in accordance with law.

          (iv) To the best of Mortgagor's knowledge, no pending or current notice has been issued to Mortgagor by any agency, authority, or unit of government that Mortgagor has been identified as a potentially responsible party under any Environmental Law.

          (v) To the best of Mortgagor's knowledge, there exists no pending or current investigation, action, proceeding, or claim by any Governmental Authority or by any third party which could result in any liability, penalty, sanction, or judgment under any Environmental Law with respect to any condition, use or operation of the Property.

          (vi) The Land is not "property" as defined in the Indiana Code 13-11-2-174, and no disclosure document under Indiana Code 13-25-3-1, et. seq. (Indiana Responsible Property Transfer Law), is required for this transaction.

     (b) Environmental Covenants of Mortgagor. In addition to the Mortgagor's covenants in the Credit Agreement, the Mortgagor covenants and agrees with each Secured Party that Mortgagor shall:

          (i) remain in material compliance with all Environmental Laws;

          (ii) not store (except in compliance with all Environmental Laws pertaining thereto), dispose of, release or allow the release of any Hazardous Materials on the Property;

          (iii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Materials (except in compliance with all Environmental Laws pertaining thereto); and

          (iv) upon the request of any Agent, if such Agent has reason to believe that Hazardous Materials are stored, released or disposed of on the Property, except in compliance with all Environmental Laws pertaining thereto, take all reasonable action (including, without limitation, the conducting of reasonably scoped environmental assessments at the sole expense of the Mortgagor in

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     accordance with subparagraph (c) hereof) to confirm that no Hazardous
     Materials are stored, released or disposed of on the Property.

     (c) Environmental Indemnity. Mortgagor covenants and agrees, at Mortgagor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Agents) and hold each Indemnitee harmless from and against any and all Liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever with respect to any Environmental Liability in accordance with Section 9.03(b) of the Credit Agreement, including, without limitation (i) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Property as required by law, (ii) the costs of any actions taken as required by law in response to a release of any Hazardous Materials on, in, under or affecting all or any portion of the Property in order to prevent or minimize such release so that it does not migrate to adjacent properties or cause or threaten significant risk to present or future public health, safety, welfare or the environment. Indemnitees' rights under this Paragraph shall be in addition to all other rights of Indemnitees under this Mortgage and the other Loan Documents and payments by Mortgagor under this paragraph shall not reduce Mortgagor's obligations and liabilities under any of the Loan Documents, other than the Mortgagor's obligations and liabilities pursuant to the Environmental Indemnity Agreement of even date herewith (as amended and in effect) by and among the other Loan Parties, to the extent such payment relates to the Property.

     (d) Notice to Administrative Agent. If Mortgagor receives any notice or obtains knowledge of (i) any potential or known release of any Hazardous Materials at or from the Property, notification of which must be given to any Governmental Authority under any Environmental Law, or notification of which has, in fact, been given to any Governmental Authority, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting Mortgagor or the Property (an "Environmental Complaint") from any Person (including, without limitation, the Environmental Protection Agency), then Mortgagor shall immediately notify Administrative Agent orally and in writing of said release or Environmental Complaint. Upon such notification, Agents may, at their election, obtain one or more reasonably scoped environmental assessments of the Property prepared by a geohydrologist, an independent engineer or other qualified consultant or expert approved by the Agents, provided, however, so long as no Event of Default has occurred and is continuing and no emergency situation in which there is danger to person or property (as determined by Agents in their good faith judgment) exists, Mortgagor shall have the right to approve any sampling or other invasive testing, such approval not to be unreasonably withheld or delayed, which evaluates or confirms (i) whether any Hazardous Materials are present in the soil or water at or adjacent to the Property, and (ii) whether the use and operation of the Property comply materially with all Environmental Laws. Environmental assessments may include detailed visual inspections of the Property, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a determination of the compliance of the Property in all material respects and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the cost and expense of the Mortgagor. Subject to Section 5.09 of the Credit Agreement, to the extent necessary to allow the Agents to obtain the environmental assessments provided for herein, the Mortgagor agrees that the Agents and the representatives and agents of the Agents shall have a right to enter upon, visit and inspect the Property, provided that in no event shall Agents' exercise of this right unreasonably interfere with Mortgagor's use and enjoyment of the Property.

     (e) Survival, Assignability, and Transferability.

          (i) The warranties, representations and indemnity set forth in this Paragraph 6 shall survive the payment and performance of the Secured Obligations and any exercise by Mortgagee of any remedies under this Mortgage, including without limitation, any remedy in the nature of foreclosure, and shall not merge with any deed given by Mortgagor to Mortgagee or any Secured Party in lieu of foreclosure. Notwithstanding the foregoing, the indemnity set forth in Section 6(c) above shall terminate twelve (12) months after all of the Obligations have been paid and performed in full and the Lenders have no further commitment to lend, provided that (i) Mortgagor has sold or transferred the Property (and provided that Mortgagee has not foreclosed or otherwise become the owner of the Property), (ii) neither Mortgagor nor Mortgagee has then received notice of or has knowledge of any violation of any Environmental Law or release of Hazardous Materials in violation of any Environmental Law, and
     (iii) Mortgagor has delivered to Mortgagee a current environmental assessment report indicating to Mortgagee's satisfaction that the Property is free of any Hazardous Materials at concentrations exceeding those allowed by Environmental Laws and not including any recommendations for further testing or remedial action.

          (ii) It is agreed and intended by Mortgagor and Mortgagee that the warranties, representations and indemnity set forth above in this Paragraph 6 may be assigned or otherwise transferred by Mortgagee to its successors and assigns and to any subsequent purchasers of all or any portion of the Property by, through or under Mortgagee, without notice to Mortgagor and without any further consent of Mortgagor. To the extent consent or any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by Mortgagor in order to maximize the extent and effect of such warranties, representations and indemnity given hereby.

     7. Use of Property. Unless required by applicable law or unless Agents have otherwise consented thereto in writing, which consent shall not be unreasonably withheld or delayed, (i) Mortgagor shall not allow changes in the nature of the occupancy or use for which the Property was intended at the time this Mortgage was executed, and (ii) Mortgagor shall not initiate a change in the zoning classification of the Property or subject the Property to restrictive or negative covenants. Mortgagor shall comply with, observe and perform all zoning and other laws affecting the Property, all restrictive covenants affecting the Property, and all licenses and permits affecting the Property, subject to the Mortgagor's right to contest, provided such contest complies with terms of Section 5.05 of the Credit Agreement.

     8. Protection of Mortgagee's Security. If Mortgagor fails to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which affects the Mortgaged Property or title thereto or the interest of Mortgagee therein in any material respect, including, but not limited to, eminent domain, or code enforcement, then either Agent, at such Agent's option, may make such appearances, disburse such sums and take such action as such Agent deems reasonably necessary to protect Mortgagee's interest herein, including, but not limited to, disbursement of reasonable attorneys' fees, payment, contest or compromise of any Lien which is prior to the Lien of this Mortgage, and entry upon the Property to make repairs. Any amounts disbursed by any Agent pursuant to this Paragraph 8, with interest thereon, shall become a portion of the Secured Obligations. Unless Mortgagor and such Agent agree to other terms of payment, such amounts shall be payable upon notice from such Agent to Mortgagor requesting payment thereof and shall bear interest from the date of disbursement at the default rate stated in Section 2.05 the Credit Agreement (the "Default Rate") unless collection from Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under Applicable Law. Mortgagor shall have the right to prepay such amounts in whole or in part at any time. Nothing contained in this Paragraph 8 shall require any Agent to incur any expense or do any act.

     9. Condemnation. Except during the continuance of any Event of Default, Mortgagor shall have the right to commence, appear in and prosecute any action or proceeding relating to any condemnation or other taking of the Property and to settle or compromise any claim in connection with such condemnation or other taking, provided that no settlement thereof shall be made without the prior consent of Agents. Mortgagor hereby irrevocably makes, constitutes and appoints each Agent (and all officers, employees or agents designated by each Agent), exercisable after the occurrence and during the continuance of an Event of Default, to commence, appear in and prosecute, in such Agent's name or Mortgagor's name, any action or proceeding relating to any condemnation or other taking of the Property and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation, or other taking of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to Mortgagee. Mortgagor authorizes

     Administrative Agent to apply such awards, proceeds or damages, after the deduction of Agents' expenses incurred in the collection of such amounts, in the manner provided in the Credit Agreement. Mortgagor agrees to execute such further assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or injury that Agents may require.

     10. Mortgagor and Lien Not Released. From time to time, without affecting the obligation of Mortgagor or Mortgagor's successors or assigns to pay the Secured Obligations and to observe the covenants of Mortgagor contained in this Mortgage and the other Loan Documents, and without affecting the guaranty of any Person, for payment or performance of the Secured Obligations, and without affecting the Lien or priority of Lien of this Mortgage on the Mortgaged Property, any Agent may, at such Agent's option, without giving notice to or obtaining the consent of Mortgagor, Mortgagor's successors or assigns or of any Facility Guarantor, and without liability on any Secured Party's part, but subject to the terms and conditions of the Credit Agreement, grant extensions or postponements of the time for payment of the Secured Obligations or any part thereof, release anyone liable on any of the Secured Obligations, accept a renewal note or notes therefor, release from this Mortgage any part of the Mortgaged Property, take or release other or additional security, reconvey any part of the Mortgaged Property, consent to any map or plat or subdivision of the Property, consent to the granting of any easement, join in any extension or subordination agreement and agree in writing with Mortgagor to modify the terms and conditions of any Loan Document. Mortgagor shall pay such title insurance premiums and attorneys' fees as may be incurred, at Agents' option, for any such action if taken at Mortgagor's request.

     11. Forbearance Not Waiver. Any forbearance by any Agent or any other Secured Party in exercising any right or remedy hereunder, or otherwise afforded by Applicable Law, shall not be a waiver of or preclude the exercise of any right or remedy hereunder. The procurement of insurance or the payment of taxes or other Liens by any Agent shall not be a waiver of Agents' right to accelerate the maturity of the Secured Obligations. Agents' receipt of any awards, proceeds or damages under Paragraphs 3 and 9 hereof shall not operate to cure or waive Mortgagor's default in payment of the Secured Obligations.

     12. Property Leases and Revenues.

          (a) As part of the consideration for the Secured Obligations, Mortgagor hereby absolutely and unconditionally assigns and transfers to Mortgagee for the ratable benefit of the Secured Parties all of Mortgagor's right, title and interest in and to the Property Leases and the Revenues, including those now due, past due or to become due by virtue of any Property Lease for the occupancy or use of all or any part of the Property. Mortgagor hereby represents and warrants as follows:

               (i) Mortgagor is the sole and absolute owner of the entire landlord's or lessor's interest in the Property Leases and said rents, issues and profits and shall not assign its interest in, to or under any of the Property Leases or the Revenues to any person or entity other than the Mortgagee;

               (ii) Mortgagor has made no prior assignment of any of the Property Leases or with respect to any of said rents, issues or profits; and

               (iii) Mortgagor has neither done any act nor omitted to do any act which might prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of this assignment pursuant to this Mortgage.

          (b) Mortgagor agrees that neither the foregoing assignment of Property Leases and Revenues, nor the exercise of any of Mortgagee's rights and remedies under Paragraph 18 hereof shall be deemed to make Mortgagee a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Property Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof. Nor shall the appointment of any receiver for the Property by any court at the request of Mortgagee or by agreement with Mortgagor, or the entering into possession of any part of the Property by such receiver, be deemed to make Mortgagee a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Property Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

          (c) If Mortgagee or a receiver enters upon, takes possession of and maintains control of the Property, all Revenues thereafter collected shall be applied first to the costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys' fees actually incurred, receiver's fees, premiums on receiver's bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Mortgagor as landlord, lessor or licensor of the Property and then to the Secured Obligations, in the manner set forth in the Credit Agreement. Agents and/ or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received. Mortgagee shall not be liable to Mortgagor, anyone claiming under or through Mortgagor or anyone having an interest in the Property by reason of anything done or left undone by Mortgagee pursuant to Paragraph 18 hereof. If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies expended by Mortgagee for such purposes shall become a portion of the Secured Obligations. Unless Mortgagee and Mortgagor agree in writing to other terms of payment, such amounts shall be payable upon notice from Mortgagee to Mortgagor requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate, unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law. The entering upon and taking possession of and maintaining of control of the Property by Mortgagee or the receiver pursuant to the provisions of this Mortgage and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Mortgagee hereunder.

          (d) At the Mortgagee's request, the Mortgagor shall enter into a Subordination, Nondisturbance and Attornment Agreement in form and substance reasonably acceptable to Mortgagee with respect to all Property Leases with tenants of the Property which are not Affiliates of the Mortgagor.

     13. Property Leases and Collection of Revenues. Except as provided for in
     Section 6.05 of the Credit Agreement, Mortgagor will not, without the consent of Agents in writing, which consent shall not be unreasonably withheld or delayed, enter into any Property Lease of all or any portion of the Property or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Property Lease. Mortgagor agrees not to collect or accept the payment of any Revenues, or other income or profit from, or on account of, any use or occupancy of the Property, in advance of the time when such payment becomes due unless such amount is delivered to Mortgagee to be applied to the Secured Obligations, in the manner set forth in the Credit Agreement.

     14. Ground Leases.

          (a) Each Ground Lease is in full force and effect in accordance with the terms thereof, and has not been modified except as expressly set forth on Exhibit B hereto. Mortgagor has delivered to the Mortgagee a true, correct and complete copy of each Ground Lease. To the best knowledge of the Mortgagor, no material default exists, and no event or act has occurred and no condition exists which with the passage of time or the giving of notice or both would constitute a material default, under any Ground Lease. The execution and delivery of this Mortgage by the Mortgagor (i) does not require the consent or approval of the landlord under any Ground Lease, and
     (ii) will not violate or result in a default under any Ground Lease.

          (b) The Mortgagor shall at all times promptly and faithfully keep and perform, or cause to be kept and performed in all material respects, all the covenants and conditions contained in each Ground Lease by the lessee therein to be kept and performed and shall conform to and comply with the terms and conditions of each Ground Lease, and the Mortgagor further covenants that it will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will impair the security of this Mortgage or will be reason for declaring a default under any Ground Lease.

          (c) The Mortgagor shall furnish to any Agent, promptly upon such Agent's request, any and all information concerning the performance by the Mortgagor and the landlord under any Ground Lease of the covenants of any Ground Lease, including, without limitation, all notices of default.

          (d) After the occurrence and during the continuance of an Event of Default, the Mortgagee may (but shall not be obligated to) take any such action as the Mortgagee deems necessary or desirable to cure, in whole or in part, any failure of compliance by the Mortgagor under any Ground Lease; and upon the receipt by the Mortgagee from the Mortgagor or the landlord under any Ground Lease of any written notice of default by the Mortgagor as the lessee thereunder, the Mortgagee may rely thereon, and such notice shall constitute full authority and protection to the Mortgagee for any action taken or omitted to be taken in good faith reliance thereon. All sums, including reasonable attorneys' fees, so expended by the Mortgagee to cure or prevent any such default, or expended to sustain the Lien of this Mortgage or its priority, shall be deemed secured by this Mortgage and shall become a portion of the Secured Obligations and shall be paid by the Mortgagor on demand, with interest accruing thereon at the Default Rate. Subject to the provisions set forth in the first sentence of this Subparagraph (d), the Mortgagor hereby expressly grants to the Mortgagee (subject to the terms of each Ground Lease), and agrees that the Mortgagee shall have, the absolute and immediate right to enter in and upon the Leased Land and the Improvements or any part thereof to such extent and as often as the Mortgagee, in its discretion, deems necessary or desirable in order to cure any default or alleged default by the Mortgagor under any Ground Lease.

          (e) Upon the occurrence and during the continuance of any Event of Default, all lessee's options (including, without limitation, any right to exercise any purchase options), elections and approval rights, together with the right of termination, cancellation, modification, change, supplement, alteration or amendment of each Ground Lease, all of which have been assigned for collateral purposes to the Mortgagee, shall automatically vest exclusively in and be exercisable solely by the Mortgagee.

          (f) So long as this Mortgage is in effect, there shall be no merger of any Ground Lease or any interest therein, or of the leasehold estate created thereby, with the fee estate in the Land or any portion thereof by reason of the fact that such Ground Lease or such interest therein may be held directly or indirectly by or for the account of any Person who shall hold the landlord's leasehold estate or fee estate in the Land or any portion thereof or any interest of the landlord under such Ground Lease. In case the Mortgagor acquires fee title to the Land or any portion thereof (pursuant to the exercise of a purchase option, or otherwise), this Mortgage shall attach to and cover and be a Lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the Lien of and covered by this Mortgage. The Mortgagor shall notify the Agents of any such acquisition and, on written request by the Agents, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the reasonable opinion of the Agents be necessary or appropriate to effect the intent and meaning hereof and shall deliver to the Mortgagee an endorsement to the Mortgagee's loan title insurance policy insuring that such fee title or other estate is subject to the Lien of this Mortgage.

          (g) If any action or proceeding shall be instituted to evict the Mortgagor or to recover possession of the Leased Land or any part thereof or interest therein, or any action or proceeding otherwise affecting any Ground Lease or this Mortgage shall be instituted, then the Mortgagor will, promptly, but no later than within seven (7) Business Days of service thereof on or to the Mortgagor, deliver to the Agents any notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

          (h) The Lien of this Mortgage shall attach to all of the Mortgagor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, including, without limitation, all of the Mortgagor's rights to remain in possession of each leasehold parcel, provided, however, that the Mortgagee shall have no right to exercise such rights and remedies unless an Event of Default has occurred and is continuing. The Mortgagor shall, after obtaining knowledge thereof, promptly notify the Agents of any filing by or against the lessor or fee owner of any leasehold parcel of a petition under the Bankruptcy Code. At any Agent's request, the Mortgagor shall promptly deliver to such Agent, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by the Mortgagor in connection with any such petition and any proceedings relating thereto.

          (i) If there shall be filed by or against the Mortgagor a petition under the Bankruptcy Code, the Mortgagor, as lessee under any Ground Lease, shall not reject such Ground Lease pursuant to Section 365(a) of the Bankruptcy Code without the prior written consent of the Agents.

          (j) Effective upon the entry of an order for relief with respect to the Mortgagor under the Bankruptcy Code, the Mortgagor hereby assigns and transfers to the Mortgagee a non-exclusive right to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which any Ground Lease may be rejected or assumed.

          (k) No release or forbearance of any of the Mortgagor's obligations under any Ground Lease, pursuant to the terms thereof or otherwise, shall release the Mortgagor from any of its obligations under this Mortgage or the other Secured Obligations.

     15. Remedies Cumulative. All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or under the other Loan Documents or afforded by law or equity, and may be exercised concurrently, independently or successively.

     16. Taxation of Mortgages. In the event of the enactment of any law deducting from the value of the Property any mortgage Lien thereon, or imposing upon Mortgagee the payment of all or part of the taxes, charges or assessments previously paid by Mortgagor pursuant to this Mortgage, or changing the law relating to the taxation of mortgages or debts secured by mortgages or Mortgagee's interest in the Property so as to impose new incidents of tax on Mortgagee, then Mortgagor shall pay such taxes or assessments or shall reimburse Mortgagee therefor.

     17. Events of Default and Acceleration. The occurrence of any "Event of Default" as defined in the Credit Agreement shall constitute an Event of Default hereunder. If an Event of Default shall have occurred and be continuing, the Secured Obligations may be accelerated pursuant to the terms of the Credit Agreement, whereupon the same shall become immediately due and payable, and without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by Mortgagor. No omission to exercise such option when entitled to do so shall be construed as a waiver of such right.

     18. Rights and Remedies.

          (a) Foreclosure and other Remedies. Upon the occurrence and during the continuation of any Event of Default, and whether or not Mortgagee shall have accelerated the maturity of the Secured Obligations pursuant to Paragraph 17 hereof, Mortgagee, at its option, may:

               (i) institute an action of mortgage foreclosure under the laws of the State of Indiana, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the Mortgaged Property or any other security herein or elsewhere provided for, as the Applicable Law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate(s) stipulated in the Credit Agreement, together with all other sums due from Mortgagor and the other Loan Parties in accordance with the provisions of the Credit Agreement and this Mortgage, including all sums which may have been loaned by the Administrative Agent or Lenders to Mortgagor and the other Borrowers after the date of this Mortgage, all sums which may have been advanced by any Agent or Lenders for taxes, water, or sewer rents, other lienable charges or claims, insurance or repairs or maintenance after the date of this Mortgage (including the period after the entry of any judgment in mortgage foreclosure or other judgment entered pursuant to this Mortgage or any other Loan Document), and all costs of suit, including reasonable counsel fees. Mortgagor authorizes Mortgagee at its option to foreclose this Mortgage, subject to the rights of any tenants under the Property Leases, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceedings instituted by Mortgagee to recover the indebtedness secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Property; however, nothing herein contained shall prevent Mortgagor from asserting in any proceedings disputing the amount of the deficiency or the sufficiency of any bid at such foreclosure sale that any such tenants adversely affect the value of the Property;

               (ii) either with or without entering upon or taking possession of the Property, demand, collect and receive any or all Revenues;

               (iii) either with or without entering upon or taking possession of the Property, and without assuming any obligations of Mortgagor thereunder, exercise the rights of Mortgagor under, use or benefit from, any of the Property Leases;

               (iv) in person, by agent or by court-appointed receiver, enter upon, take possession of, and maintain full control of the Mortgaged Property in order to perform all acts necessary or appropriate to maintain and operate the Mortgaged Property, including, but not limited to, the execution, cancellation or modification of Property Leases, the making of repairs to the Property and the execution or termination of contracts providing for the management or maintenance of the Property, all on such terms as Mortgagee, in its sole discretion, deems proper or appropriate;

               (v) proceed by a suit or suits in law or in equity or by other appropriate proceeding to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Mortgage or the Credit Agreement or any of the other Loan Documents, or any other right, and to pursue any other remedy available to it, all as Mortgagee shall determine most effectual for such purposes;

               (vi) institute and maintain such suits and proceedings as Mortgagee may deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage, to preserve or protects its interest in the Mortgaged Property and the Revenues, and to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that would impair the security hereunder or be prejudicial to the interest of Mortgagee;

               (vii) apply all or any portion of the Mortgaged Property, or the proceeds thereof, towards (but not necessarily in complete satisfaction of) the Secured Obligations, in the manner set forth in the Credit Agreement;

               (viii) exercise any other right or remedy of a mortgagee or Secured Party under the laws of the State of Indiana.

          (b) Receiver. If an Event of Default shall have occurred Mortgagee, upon the approval of a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Secured Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of the Mortgaged Property and to operate the Property and to collect and apply the Revenues. The receiver shall have all of the rights and powers permitted under the laws of the State of Indiana. Mortgagor will pay to Mortgagee upon demand, all expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to such appointment and all such expenses shall be a portion of the Secured Obligations.

          (c) Sale or Other Disposition of Mortgaged Property. Mortgagor waives any right to require the marshaling of any of its assets in connection with any disposition conducted pursuant hereto. In the event all or part of the Mortgaged Property is included at any foreclosure sale conducted pursuant hereto, a single total price for the Mortgaged Property, or such part thereof as is sold, may be accepted by Mortgagee with no obligation to distinguish between the application of such proceeds amongst the property comprising the Mortgaged Property.

          (d) Collection of Revenues. In connection with the exercise by Mortgagee of the rights and remedies provided for in subparagraph (a)(ii) of this Paragraph 18:

               (i) Mortgagee may notify any tenant, lessee or licensee of the Property, either in the name of Mortgagee or Mortgagor, to make payment of Revenues directly to Mortgagee or Mortgagee's agents, may advise any person of Mortgagee's interest in and to the Revenues, and may collect directly from such tenants, lessees and licensees all amounts due on account of the Revenues;

               (ii) At Mortgagee's request, Mortgagor will provide written notification to any or all tenants, lessees and licensees of the Property concerning Mortgagee's interest in the Revenues and will request that such tenants, lessees and licensees forward payment thereof directly to Mortgagee;

               (iii) Mortgagor shall hold any proceeds and collections of any of the Revenues in trust for Mortgagee and shall not commingle such proceeds or collections with any other funds of Mortgagor; and

               (iv) Mortgagor shall deliver all such proceeds to Mortgagee immediately upon the receipt thereof by Mortgagor in the identical form received, but duly endorsed or assigned on behalf of Mortgagor to Mortgagee.

          (e) Use and Occupation of Property. In connection with the exercise of Agent's rights under Subparagraph (a)(v) of this Paragraph 18, Mortgagee may enter upon, occupy, and use all or any part of the Property and may exclude Mortgagor from the Land and the Improvements or portion thereof as may have been so entered upon, occupied, or used. In the event Mortgagee manages the Land and the Improvements in accordance with Subparagraph
     (a)(vi) herein, Mortgagor shall pay to Mortgagee on demand a reasonable fee for the management thereof in addition to the Secured Obligations. Further, Mortgagee may make such alterations, renovations, repairs, and replacements to the Improvements, as Mortgagee, in its sole discretion, deems proper or appropriate. The obligation of Mortgagor to pay such amounts and all expenses incurred by Mortgagee in the exercise of its rights hereunder shall be included in the Secured Obligations and shall accrue interest at the Default Rate, unless collection from Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law.

          (f) Intentionally Omitted.

          (g) Assembly of Personal Property. Upon the occurrence of any Event of Default, Mortgagee may require Mortgagor to assemble that portion of the Mortgaged Property consisting of personal property and make it available to Mortgagee, at Mortgagor's sole risk and expense, at a place or places to be designated by Mortgagee which are reasonably convenient to both Mortgagee and Mortgagor.

          (h) Intentionally Omitted.

          (i) Direction of Administrative Agent and Required Lenders. The Mortgagee shall exercise its rights and remedies under this Paragraph 18 at such times and in such manner as directed by the Administrative Agent or the Required Lenders pursuant to the terms of the Credit Agreement.

     19. Notices. Any and all notices, demands, elections or requests provided for or permitted to be given pursuant to this Mortgage shall be given or served as provided in Section 9.01 of the Credit Agreement.

     20. Successors and Assigns Bound; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Mortgagee and Mortgagor, subject to the provisions of Paragraph 6 hereof. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

     21. Governing Law; Severability. This Mortgage and the obligations of Mortgagor hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of New York except that the creation, governance, administration and enforcement of Liens and rights and remedies with respect to the Property shall be governed by and interpreted in accordance with the laws of the State of Indiana. In the event that any provision or clause of this Mortgage or any other Loan Document conflicts with Applicable Law, such conflict shall not affect other provisions of this Mortgage or such Loan Document which can be given effect without the conflicting provision, and to this end, the provisions of this Mortgage and the other Loan Documents are declared to be severable. In the event that any Applicable Law limiting the amount of interest or other charges permitted to be collected from Mortgagor is interpreted by a court of competent jurisdiction in a final order so that any charge for which provision is made in this Mortgage or in the other Loan Documents, whether considered separately or together with other charges permitted to be collected from Mortgagor, is interpreted so that any such charge, whether considered separately or together with other charges that are considered a part of the transaction represented by this Mortgage and the other Loan Documents, violates such law, and Mortgagor is entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts, if any, previously paid to Mortgagee in excess of the amounts payable to Mortgagee pursuant to such charges as reduced shall be applied by Mortgagee to reduce the principal of the Secured Obligations.

     22. Discharge. This Agreement shall terminate and the Mortgagee shall discharge this Mortgage when all the Secured Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend. Mortgagor shall pay Mortgagee's reasonable costs incurred in discharging this Mortgage.

     23. Waivers. (a) Mortgagor agrees to the full extent permitted by law, that in case of an Event of Default hereunder, neither Mortgagor nor anyone claiming through or under Mortgagor shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, and Mortgagor, for Mortgagor and all who may at any time claim through or under Mortgagor, hereby waives to the fullest extent that Mortgagor may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the Lien hereof.

     (b) No failure or delay of any Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Mortgagee hereunder are cumulative and are not exclusive of any rights or remedies that the Mortgagee would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be permitted by paragraph (c) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

     (c) Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Mortgagee and the Mortgagor with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

     (d) In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Mortgagee, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the Secured Obligations or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings (including, without limitation, the restrictions upon transfer contained in Paragraph 5).

     24. Further Assurances. At any time and from time to time, upon reasonable request by Agents, Mortgagor will make, execute and deliver, or cause to be made, executed and delivered, to Agents and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Agents, any and all such other and further assignments, mortgages, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Agents, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of Mortgagor under this Mortgage, and (b) the Lien created by this Mortgage upon the Mortgaged Property. Upon any failure by Mortgagor so to do, Mortgagee may make, execute, record, file, re-record and/or refile any and all such assignments, mortgages, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney in fact of Mortgagor so to do.

     25. Subrogation. Mortgagee shall be subrogated to all right, title, Lien or equity of all persons to whom Mortgagee may have paid any monies in settlement of Liens or in acquisition of title or for its benefit hereunder, or for the benefit or account of Mortgagor or subsequently paid under any provisions hereof.

     26. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Mortgage and any and all other Loan Documents.

     27. Mortgagee's Fees and Expenses; Indemnification. (a) Without in anyway limiting any other reimbursement obligations contained under the other Loan Documents, the Mortgagor agrees to pay upon demand to the Mortgagee the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Mortgagee may incur in connection with the exercise, enforcement or protection of any of the rights of the Mortgagee hereunder.

          (b) Without limitation of its indemnification obligations under the other Loan Documents, the Mortgagor agrees to indemnify the Mortgagee and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Mortgage or any claim, litigation, investigation or proceeding relating hereto or to the Mortgaged Property, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith, or willful misconduct of such Indemnitee.

          (c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Paragraph 27 shall remain operative and in full force and effect regardless of the termination of this Mortgage or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Mortgage or any other Loan Document, or any investigation made by or on behalf of the Mortgagee or any Secured Party. All amounts due under this Paragraph 27 shall be payable on written demand therefor.

     28. Submission to Jurisdiction. MORTGAGOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS MORTGAGE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AS THE MORTGAGEE MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. MORTGAGOR AND MORTGAGEE (BY ITS ACCEPTANCE OF THIS MORTGAGE) EACH HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM AND AGREES THAT A FINAL JUDGMENT IN

     ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT MORTGAGEE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS MORTGAGE AGAINST MORTGAGEE OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     MORTGAGOR AGREES THAT ANY ACTION COMMENCED BY MORTGAGOR ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AS THE MORTGAGEE MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

     MORTGAGOR AND MORTGAGEE (BY ITS ACCEPTANCE OF THIS MORTGAGE) irrevocably consents to service of process in the manner provided for notices in
     SECTION 9.01 OF THE CREDIT AGREEMENT. Nothing in this Agreement or any other Loan Document will affect the right of MORTGAGOR AND MORTGAGEE to serve process in any other manner permitted by law.

     29. WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE (BY ITS ACCEPTANCE OF THIS MORTGAGE) EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) IN WHICH ANY SUCH PERSON IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY LOAN PARTY OR ANY OTHER PERSON AND ANY SECURED PARTY OR PARTICIPANT OR THE ACTIONS OF ANY CREDIT PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. EACH OF MORTGAGOR AND MORTGAGEE (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE BY, AMONG OTHER

     THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 29.

     30. Future Advances. Pursuant to Indiana Code 32-29-1-10, this Mortgage may also secure:

               (a) future obligations and advances up to the maximum amount not to exceed $50,000,000.00 (whether made as an obligation, made at the option of the Mortgagee, made after a reduction to a zero (0) or other balance, or made otherwise) to the same extent as if the future obligations and advances were made on the date of execution of this Mortgage; and

               (b) future modifications, extensions, and renewals of any indebtedness or obligations secured by this Mortgage if and to the extent that this Mortgage states that this Mortgage secures those future advances, modifications, extensions, and renewals.

     The lien of this Mortgage with respect to future advances, modifications, extensions, and renewals referred to in subsection (a) has the priority to which the Mortgage otherwise would be entitled under IC 32-21-4-1 without regard to the fact that the future advance, modification, extension, or renewal may occur after this Mortgage is executed.

     31. Business Purpose. Mortgagor warrants that this Mortgage is delivered in connection with a business or commercial loan transaction.

     32. Warranties and Representations. It is intended that this Mortgage supplement the other Loan Documents, and the warranties, representations, covenants and agreements made by the Mortgagor herein are supplemental to those set forth in the other Loan Documents. In the event of a conflict between this Mortgage and the other Loan Documents, the terms of this Mortgage shall control with respect to the Land, the Improvements, the Ground Leases, the Property Leases and the Revenues.

     33. Fixture Filing. Certain of the Mortgaged Property is or will become "fixtures" (as that term is defined in the UCC) on the Land, and this Mortgage upon being filed for record in the real estate records of the county wherein such fixtures are situated shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such of the Mortgaged Property that is or may become fixtures. The information provided in this Section is provided in order that this Mortgage comply with the requirements of the UCC, for a mortgage instrument to be filed as a financing statement. Mortgagor is the "Debtor" and its name and mailing address are set forth in the Preamble of this Mortgage. The Mortgagee is the "Secured Party" and its name and mailing address are also set forth in the Preamble of this Mortgage. Any information concerning the security interest created herein may be obtained from the Mortgagee.

     34. Financing Statements. Mortgagor authorizes Mortgagee to file financing statements covering the Mortgaged Property. Mortgagor hereby authorizes Mortgagee in its name and stead to execute and file "financing statement" or "continuation statements" as such terms are defined in the UCC, signed only by Mortgagee in order to perfect its security interest in the Mortgaged Property. However, at the request of the Mortgagee, Mortgagor will join Mortgagee in executing one or more such financing statements pursuant to the UCC in a form satisfactory to Mortgagee, and Mortgagor will pay the cost of filing the same or filing or recording this Mortgage, as a "financing statement," in all public offices at any time and from time to time wherever Mortgagee deems filing or recording or any financing statements or the Mortgagee to be desirable or necessary.

     35. Multisite Real Estate Transaction. The Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure the Secured Obligations. The Mortgagor agrees that the Lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Mortgagee or any other Secured Party and without limiting the generality of the foregoing, the Lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Secured Obligations hereby secured, or by any failure, neglect or omission on the part of the Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The Lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Secured Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and the Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of the Mortgagee's rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the Lien of this Mortgage and any exercise of the rights or remedies of the Mortgagee hereunder shall not impair the Lien of any of the Other Mortgages and other Security Documents or any the Mortgagee's rights and remedies thereunder. The Mortgagor specifically consents and agrees that the Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

     36. Governmental Filings. Other than the recording of this Mortgage and the filing of financing statements with the appropriate recording and filing offices in the state where the Property is located, Mortgagor represents and warrants that no approval, authorization or other action by, or filing with, any federal, state, or local commission, board or agency, is required under existing law in connection with the execution and delivery by Mortgagor of this Mortgage.

     37. Intercreditor Agreement. The representations, warranties and covenants of Mortgagor hereunder, and the rights and remedies of the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement. The Mortgagor and the Collateral Agent hereby agree that so long as the Intercreditor Agreement remains in effect, in the event of a conflict between this Mortgage and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control. [NOTE: THIS SECTION 37 IS INCLUDED IN THE SECOND-PRIORITY MORTGAGES ONLY]




                  [Remainder of page left intentionally blank]

         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage, as of the day and year first above written.

                                       ----------------------------------------


                                       By:
                                            -----------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------

STATE OF                    )
                            )        SS:
COUNTY                      )


         Before me, the undersigned, a Notary Public, in and for said State and County, personally appeared _____________________________, a
____________________, by _________________, its _____________________, who
acknowledged the execution of the foregoing instrument and swore to the truth of the matters contained therein.

         Witness my hand and seal this ___ day of ___________, 2006.


                                       -----------------------------------------
                                       Notary Public Signature

                                       -----------------------------------------
                                       Notary Public Printed Name


My Commission Expires:
                         ---------------------------

County of Residence:
                         ---------------------------



THIS INSTRUMENT PREPARED BY AND
WHEN RECORDED RETURN TO:
Marc Anthony Angelone, Esquire
Bingham McCutchen LLP
150 Federal Street
Boston, Massachusetts 02110

                                    EXHIBIT A
                                   OWNED LAND
                           [Legal Description of Land]

                                    EXHIBIT B
                                  GROUND LEASE

                                    EXHIBIT C
                                   LEASED LAND